Exhibit 99.1

May 19, 2005

FROM:

C.H. Robinson Worldwide, Inc.

8100 Mitchell Road, Suite 200

Eden Prairie, Minnesota 55344

Chad Lindbloom, vice president and chief financial officer (952) 937-7779

FOR IMMEDIATE RELEASE

C.H. ROBINSON WORLDWIDE DECLARES QUARTERLY CASH DIVIDEND

MINNEAPOLIS, May 19, 2005 — C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) (Nasdaq: CHRW) announced today that its Board of Directors has declared a regular quarterly cash dividend of 15 cents ($0.15) per share, payable on July 1, 2005, to shareholders of record on June 10, 2005.

C.H. Robinson has distributed regular dividends for more than twenty years. As of May 19, 2005, there were approximately 84,787,000 shares outstanding.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 18,000 customers through a network of 178 offices in North America, South America, Europe, and Asia. C.H. Robinson is one of the largest third-party logistics companies in North America, with 2004 gross revenues of $4.3 billion. For more information about our company, visit our Web site at www.chrobinson.com.

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